PLS CPA, A PROFESSIONAL CORP. t4725MERCURY STREET #210 tSAN DIEGO tCALIFORNIA 92111t tTELEPHONE (858)722-5953 tFAX (858) 858-433-2979 tFAX (858) 433-2979 tE-MAIL changgpark@gmail.comt

November 28, 2012

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Re: Ocean Electric, Inc.

Dear Madame or Sir

On November 28, 2012 our appointment as auditor for Ocean Electric Inc., ceased. We have read Ocean Electric Inc.’s statement included under Item 4.01 of its Form 8-K dated November 28, 2012 and agree with such statements, insofar as they apply to us.

Very truly yours,

/s/ PLS CPA

____________________________

PLS CPA, A Professional Corp.

San Diego, CA 92111